U.S. GLOBAL ACCOLADE FUNDS

                             AMENDMENT NO. 2 TO THE
               SECOND AMENDED AND RESTATED MASTER TRUST AGREEMENT

     AMENDMENT NO. 2 to the Second Amended and Restated Master Trust Agreement of U.S. Global Accolade Funds dated August 16, 2000, made at San Antonio, Texas, this 12th day of January 2005 by the officer hereunder.

                                   WITNESSETH:

     WHEREAS, Section 7.3 of the Second Amended and Restated Master Trust Agreement (Agreement) dated August 16, 2000, (Agreement) of U.S. Global Accolade Funds (Trust) provides that the Agreement may be amended at any time, so long as such amendment does not adversely affect the rights of any shareholder with respect to which such amendment is or purports to be applicable and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, by an instrument in writing, signed by a majority of the then Trustees (or by an officer of the Trust pursuant to the vote of a majority of such Trustees); and

     WHEREAS, a majority of the Trustees of the Trust desire to amend the Agreement to establish and designate a new Series of Shares of the Trust, namely the Global Emerging Markets Fund; and

     WHEREAS, a majority of the Trustees of the Trust have duly adopted this amendment, and authorized the same to be filed with the Secretary of State of the Commonwealth of Massachusetts; NOW, THEREFORE BE IT

     VOTED: That the undersigned, Frank E. Holmes, the duly elected and serving President of the Trust, pursuant to the authorization described above, hereby amends Section 4.2 of the Second Amended and Restated Master Trust Agreement, as heretofore in effect, to read as follows:

          Section 4.2 Establishment and Designation of Sub-Trusts. Without limiting the Trustees' authority to establish further Sub-Trusts pursuant to Section 4.1, the Trustees hereby establish the following Sub-Trusts and classes of Sub-Trusts:

    Sub-Trust: Holmes Growth Fund                    Sub-Trust: MegaTrends Fund
         Class: R shares                                  Class: R shares
         Class: C shares                                  Class: C shares

    Sub-Trust: Eastern European Fund                 Sub-Trust Global Emerging
                                                     Markets Fund
         Class: R shares                                  Class: R shares
         Class: C shares                                  Class: C shares

     WITNESS my hand and seal this 12th day of January 2005.


                                                              /s/Frank E. Holmes
                                                              ------------------
                                                              Frank E. Holmes
                                                              President
STATE OF TEXAS
COUNTY OF BEXAR

     Then personally appeared before me the above named Frank E. Holmes and acknowledged this instrument to be his free act and deed this 12th day of January 2005.


/S/LAURA BOGERT                                               9-14-2007
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NOTARY PUBLIC'S SIGNATURE                                MY COMMISSION EXPIRES


SEAL